HOLDBACK ESCROW AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (the “Agreement”) is made and entered into as of April 24th, 2009 (the “Effective Date”) by and among Tree Top Industries, Inc., a Nevada corporation (the “Company”), BioEnergy Systems Management Inc., a Nevada corporation (“Bio”), Wimase Limited, a Delaware corporation (“Wimase”), Energetic Systems Inc., a Nevada corporation (“ESI”, and together with Bio and Wimase, the “Shareholders”) and Matthew McMurdo, as escrow agent (“Escrow Agent”).

RECITALS:

A.           The Company, the Shareholders and BioEnergy Applied Technologies, Inc., a Nevada corporation (“BAT”), have entered into a stock exchange agreement dated April 24th, 2009 (the “Exchange Agreement”) and the other transaction agreements described in Exhibit A hereto (collectively with the Exchange Agreement, the “Transaction Agreements”).

B.           As a condition to the Company entering into the Transaction Agreements, the Company requires the Shareholders to enter into this Agreement and to place in escrow with the Escrow Agent, 3,500,000 shares of Shareholder Common Stock (as defined in the Exchange Agreement).

C.           Escrow Agent is willing to act as Escrow Agent hereunder and hold the Shareholder Common Stock.

D.           The parties hereto desire to establish the terms and conditions upon which the Shareholder Common Stock and substitutions therefor will be deposited, held in, and disbursed from, the escrow account.

AGREEMENT:

NOW THEREFORE for and in consideration of the foregoing recitals, the mutual covenants and agreements set forth below and other good and valuable, consideration, the receipt and adequacy of which are acknowledged, the undersigned agree as follows:

1.	Purpose of Escrow.

(a)           Escrow.  This Agreement has been executed and the delivery of the Shareholder Common Stock hereunder will be made in accordance with Section 3(a) for the purpose of effecting certain indemnification and performance obligations of Shareholders pursuant to the Transaction Agreements.  Escrow Agent agrees to accept delivery of the Shareholder Common Stock and to hold such Shareholder Common Stock in escrow subject to the terms and conditions of, and for the purposes recited in, this Agreement.

(b)           Term of Escrow.  The term of this Agreement shall be for the period commencing on the Effective Date and ending on the Termination Date as defined below.

2. Appointment of Escrow Agent.  The Company and the Shareholders hereby appoint Escrow Agent as escrow agent, to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment in accordance with such terms and conditions.

3.	Deposit to Escrow.

(a)           Delivery of Stock.  Upon the closing of the transactions contemplated by the Transaction Agreements, the Company will deliver the Shareholder Common Stock to the Escrow Agent.  As used in this Agreement, the term “Escrow Amount” shall mean the Shareholder Common Stock held by the Escrow Agent at that time.

(b)           No Encumbrance. The Shareholder Common Stock or any beneficial interest therein may not be pledged, sold, assigned or transferred (including by operation of law) by Shareholders and may not be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Shareholders prior to the delivery to Shareholders of such Shareholder Common Stock.

(c)           Power of Escrow Agent to Transfer Escrow Amount.  Escrow Agent is hereby granted the power to effect any transfer of all or a portion of the Escrow Amount upon joint written instruction of such transfer by the Company and Shareholders, and as hereinafter provided in Section 5.

4. Holding of Escrow Amount.  Escrow Agent shall hold the Escrow Amount and only disperse such to the Company or the Shareholders pursuant to this Agreement.

5.	Disbursement of Shareholder Common Stock.

(a)           Charge. When and if, BAT incurs any liability, tax, compensation obligation, or similar charge (each of which, a “Charge”), related to any period prior to the Closing Date (as defined in the Exchange Agreement), the Company shall, within a reasonable time, deliver a written notarized affidavit to Escrow Agent (“Affidavit”) in which it certifies (i) as to the date on which the subject Charge was incurred, (ii) as to the aggregate cost of the subject Charge, (iii) as to the number of shares of Shareholder Common Stock which shall, in the aggregate, have a value equal to the cost of the subject Charge (collectively, the “Charge Stock”), (iv) that it has delivered notice of the subject Charge to the Shareholders and (v) that it had followed all the requirements for the resolution of any disputes as set forth in the Exchange Agreement.  Upon receipt of the Affidavit, Escrow Agent shall return the Charge Stock to the Company.

(b)           Delivery.  Escrow Agent shall deliver the remaining Shareholder Common Stock then held by it on the Termination Date (as defined below) to the Shareholders pro rata, based on each Shareholders’ ownership of BAT Stock (as defined in the Exchange Agreement) prior to the Closing Date.

6. Notice.  Each notice of a Charge shall be in writing and delivered to Shareholders pursuant to Section 5(a)(iv) hereof and Section 9.7of the Exchange Agreement and shall contain the information required in an Affidavit.

7.	Exculpation and Indemnification of Escrow Agent.

(a)           Duties.  Escrow Agent will have no duties or responsibilities other than those expressly set forth herein.  In acting hereunder, Escrow Agent shall have such duties as are specified herein, and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.  Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations under any such document.  Except to the extent specifically provided for in this Agreement, Escrow Agent is not obligated to render any statements or notices of non-performance hereunder to any party hereto but may, in its discretion, inform any party hereto of any matters pertaining to this Agreement and their counsel.  Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition herein, unless it has actually received written notice thereof.

(b)           Reliance.  Other than as related to Section 5(a) above, Escrow Agent may rely upon any written notice, request, waiver, consent, certificate, receipt, authorization, note, power of attorney or other instrument or document which Escrow Agent in good faith believes to be genuine and to be what it purports to be.

(c)           Consult.  Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

(d)           Funds.  Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability, unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(e)           Bankruptcy.  The bankruptcy, insolvency or absence of any of the parties to this Agreement shall not affect or prevent performance by the Escrow Agent of its obligations and instructions hereunder

(f)           Costs.  The Shareholders and the Company shall indemnify, hold harmless and defend Escrow Agent from and against any fees, costs, expenses (including reasonable counsel fees and disbursements), claims, damages or losses suffered by Escrow Agent in connection with this Agreement, the services of Escrow Agent hereunder, or the filing by Escrow Agent of any action related to this Agreement other than as a result of Escrow Agent’s gross negligence or willful misconduct.  Escrow Agent may retain counsel of its choice to participate in the defense of any indemnified claims, at the expense of the Company and the Shareholders, and the Company and the Shareholders shall not settle or otherwise resolve any indemnified claim without an unconditional release in favor of Escrow Agent in form, scope and substance satisfactory to Escrow Agent.

8. Fees and Expenses of Escrow Agent.  Escrow Agent shall be paid a fee of One Thousand Dollars ($1,000).  Furthermore, Escrow Agent shall be entitled to reimbursement for reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable counsel, advisors’ agents’ and service fees and disbursements (except those for which indemnification would not be available under Section 7(f) hereof) and all taxes or other governmental charges.  Escrow Agent shall provide copies of invoices and the like evidencing such expenses to the Company and the Shareholders.

9. Termination of Agreement.  This Agreement will terminate eighteen (18) months from the Closing Date (the “Termination Date”), except for the respective rights and obligations of Escrow Agent and the other parties hereto under Sections 7, 11, 12 and 17 hereof, which will survive such disposition.

10.	Resignation or Replacement of Escrow Agent.

(a)           Resignation.  Escrow Agent may resign as such following the giving of thirty (30) days’ prior written notice to the other parties hereto.  Similarly, Escrow Agent may be removed and replaced following the giving of thirty (30) days’ prior written notice to Escrow Agent by each of the Company and the Shareholders.  The duties of Escrow Agent shall terminate thirty (30) days after the date of such notice (or as of such earlier dates as may be mutually agreeable), and Escrow Agent shall then, upon payment of its costs and expenses as provided herein, deliver the Shareholder Common Stock to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with Escrow Agent.

(b)           Successor.  If the other parties hereto are unable to agree upon a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

(c)           Costs.  Upon payment of the costs and expenses of Escrow Agent, and acknowledgement by any successor Escrow Agent of the receipt of the Escrow Amount, the then acting Escrow Agent shall be fully released and relived of all further duties, responsibilities, and obligations under this Agreement.

11. Records.  Escrow Agent will maintain accurate records of all transactions hereunder.  Promptly after the termination of this Agreement, Escrow Agent shall provide the Shareholders and the Company with a complete copy of such records, certified by Escrow Agent to be a statement showing all transactions related to this Agreement.  The authorized representatives of the Shareholders and the Company will also have access to such records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

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12. Notices.  Any and all notices, requests, demands and other communications permitted under or required pursuant to this Agreement (each a “notice”) shall be in writing and shall be deemed given if personally delivered, faxed (to be followed by hard copy delivered in one of the manners contemplated in this Section 11) or mailed, postage prepaid, certified or registered mail, return receipt requested, or by overnight courier requiring a signature before releasing deliver, to the parties of the addresses or fax numbers set forth below, or at such other addresses as they may indicate by written notice given as provided in this Section 10:

a.	If to the Company:	Tree Top Industries, Inc.
511 Sixth Avenue
Suite 800
New York, New York 10011
Attention:  David Reichman

b.	If to the
Shareholders:	Dr. Fortunato Villamagna

With a copy to:	Santoro, Driggs, Walch, Kearney, Holley & Thompson
400 South Fourth Street
Las Vegas, Nevada 89101
Facsimile:	(702) 791-1912
Attention:	Michael E. Kearney, Esq.

c.           If to Escrow Agent:                                           Nannarone & McMurdo, LLP
501 Madison Avenue, Suite 501
New York, NY 10022
Facsimile:  (646) 390-7090
Attention:  Matthew McMurdo

The Company and the Shareholders each shall provide the other with a copy of any notices given to Escrow Agent.

13. Right of Interpleader.  Should any controversy arise involving the parties to this Agreement or any of them or any other person, firm or entity with respect to this Agreement, or should a successor Escrow Agent fail to be designated as provided in Section 8 of this Agreement, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrow Amount until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved; or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties to this Agreement.  In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration.

14. Prohibition Against Security Interests.  The Company and the Shareholders hereby covenant and warrant that each shall keep its respective interests in this Agreement and all amounts, sums, monies, and deposits to be made pursuant hereto free from all liens, claims, encumbrances and third-party interests of any kind whatsoever without the prior written consent of the other party.  In addition, the Company and the Shareholders hereby agree that neither party shall allow its respective interests in this Agreement and all amounts, sums, monies and deposits to be made pursuant hereto to be pledged, hypothecated, mortgaged or otherwise use as collateral or security without the prior written consent of the other party.

15. Counterparts; Facsimile Signatures.  This Agreement may be executed in more than one counterpart, all of which shall together constitute a single agreement.  The parties may execute more than one copy of this Agreement, in which case each executed copy shall constitute an original.  Copies (whether facsimile, photostatic or otherwise) of signatures to this Agreement shall be deemed to be originals and may be relied on to the same extent as the originals.

16. Assignment and Modification.  This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto having been obtained.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.  No other person will acquire or have any rights under, or by virtue of, this Agreement.  This Agreement may be changed or modified only in writing signed by all of the parties hereto.

17. Governing Law and Dispute Resolution.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principals.  Any and all disputes, controversies or claims arising out of or related in any way to the Agreement shall be resolved by way of arbitration, as provided in this Section 15; provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if, in its judgment, such action is necessary to avoid irreparable damage or to preserve the status quo.  Arbitration proceedings brought by the parties hereto shall be held in New York, New York.  A single arbitrator (the “Arbitrator”), mutually agreeable to the parties involved in the arbitration, shall preside over such proceedings and shall make all decisions with respect to the resolution of the dispute, controversy or claim between such parties.  The parties shall be entitled to reasonable levels of discovery (as determined by the Arbitrator in his or her sole and absolute discretion) in accordance with the Federal Rules of Civil Procedure.  The parties also hereby acknowledge that it is their intent to expedite the resolution of the dispute, controversy or claim in question, and that the Arbitrator shall schedule the timing of the hearing consistent with that intent.  During the course of the proceedings, all fees to be paid to the Arbitrator, and all expenses incurred by the Arbitrator in connection with the arbitration, shall be borne equally by the Shareholders and the Company.  However, the Arbitrator shall be entitled to award all costs and fees to the party prevailing in the Arbitration as part of any award.

18. Headings.  Headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect any of the terms hereof.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY	ESCROW AGENT

TREE TOP INDUSTRIES, INC	MATTHEW C. MCMURDO, ESQ.

By:
Name:	Signature
Title:

SHAREHOLDERS

BIOENERGY SYSTEMS MANAGEMENT INC.
By:
Its:

WIMASE LIMITED
By:
Its:

ENERGETIC SYSTEMS INC., LLC
By:
Its: